EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

GMAM ABSOLUTE RETURN STRATEGY FUND I, a series of GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

Tendered Pursuant to the Offer to Purchase

Dated August 1, 2012

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY BNY MELLON ASSET SERVICING

BY AUGUST 29, 2012.

THE OFFER WILL EXPIRE

AT 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 29, 2012,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

GMAM Absolute Return Strategies Fund, LLC

c/o BNY Mellon Asset Servicing

P.O. Box 220, Claymont, DE 19703

Attention: Tender Offer Administrator – GMAM ARS

Phone: (888) 697-9661 or (866) 306-0232

Fax: (302) 791-2790 Attention: Tender Offer Administrator – GMAM ARS

Ladies and Gentlemen:

The undersigned hereby tenders to GMAM Absolute Return Strategy Fund I (the “Fund”), a series of GMAM Absolute Return Strategies Fund, LLC (the “Company”), a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the outstanding units of interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 1, 2012 (the “Offer”), receipt of which is hereby acknowledged in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

The payment of the purchase amount for the Interest tendered by the undersigned (the “Tender Payment”) will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of in-kind distributions, an arrangement for delivery of such securities will be made by Adviser and notified to the undersigned.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC, C/O BNY MELLON ASSET SERVICING, P.O. BOX 220, CLAYMONT, DE 19703, ATTENTION: TENDER OFFER ADMINISTRATOR – GMAM ARS.

FOR ADDITIONAL INFORMATION: PHONE: (888) 697-9661 OR (866) 306-0232.

PART 1.	NAME:

Name of Member:

Telephone Number:

PART 2.	AMOUNT OF OUTSTANDING UNITS OF INTEREST BEING TENDERED:

☐	The undersigned’s entire outstanding units of interest.

☐	A portion of the undersigned’s outstanding units of interest expressed as a specific dollar value.

$

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the required minimum account balance of at least $10,000,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the required minimum balance is maintained or to repurchase all of the undersigned’s outstanding units of interests.

PART 3.	PAYMENT:

CASH PAYMENT

Cash payments will be wire transferred to the account you specify below:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

PART 4. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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